VIA FEDERAL EXPRESS

April 8, 2004

JetFleet III
c/o Mr. Christopher Tigno General Counsel
JetFleet Management Corp. 1440 Chapin Ave., Suite 310 Burlingame, CA 94010

Re:      JetFleet III Series A Secured Bonds (the "Bonds")

Dear Chris:

Reference is made to the Amended and Restated Indenture of Trust dated as of September 22, 1995 (as supplemented and amended, the "Indenture") between JetFleet III, a California corporation (the "Issuer") and Wells Fargo Bank Northwest, N.A., as successor-in-interest to First Security Bank of Utah, N.A. and as trustee (the "Trustee"), with respect to the Bonds. All capitalized but undefined terms used herein have the meaning given them in the Indenture, unless otherwise noted.

The Issuer has advised that it is unlikely to have sufficient funds available to repay the entire amount of the Bonds upon their maturity on April 30, 2003 (the "Maturity Date"), which occurrence would constitute a default under the Indenture (a "Default"). In order to reduce the cost and time involved in realizing the value of the Trust Estate for the benefit of holders, the undersigned each agree as follows:

(1) Issuer hereby waives any grace period set forth in Section 5.01(a), 5.01(b) or 5.20 of the Indenture in connection with a Default;

(2) Issuer hereby agrees that, if a Default shall occur, it will transfer title to any and all property, funds, rights and other interests constituting the Trust Estate to the Trustee on the Maturity Date or as soon as practicable thereafter (but in no event later than May 15, 2004), and execute, file and deliver any documents, instruments or certificates (including but not limited to a warranty bill of sale and an FAA bill of sale for any aircraft or aircraft engine) as shall reasonably be requested by Trustee to effect the foregoing;

300119349v2



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Christopher Tigno
March 31, 2004
Page 2

(3) The parties agree that any such transfer of title to the property contained in the Trust Estate shall be in partial satisfaction of the amounts owing under the Bonds and the Indenture pursuant to Section [9-620] of the California Uniform Commercial Code; and

(4) Nothing contained herein shall extinguish or modify the obligations of the Issuer under the Indenture, including, without limitation, the obligation to pay any other amounts owing under the Indenture and neither this letter agreement nor any other document related hereto constitutes an amendment of the Indenture.

By your signature below, you hereby agree to the above terms and conditions in connection with the Indenture.

This letter agreement shall be governed by the laws of the State of California.

Very truly yours.

WELLS FARGO BANK
NORTHWEST N.A., as Indenture Trustee

By: /s/  Lisa A Miller

Lisa A. Miller Vice President

ACKNOWLEDGED AND AGREED:

JETELEET III, a California corporation

By:  /s/ Neal D. Crispin
       Name: Neal D. Crispin
       Title:   President